Exhibit 99.7

Independence Realty Trust, Inc. Announces Public Offering of 14,000,000 Shares of Common Stock

Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today announced that it is commencing an underwritten public offering of 14,000,000 shares of common stock, par value $0.01 per share, in connection with the forward sale agreements described below. IRT expects to grant the underwriters a 30-day option to purchase up to 2,100,000 additional shares of common stock.

Barclays, BMO Capital Markets and Citigroup are acting as joint book-running managers of the offering.

IRT expects to enter into a forward sale agreement with each of Bank of Montreal and Barclays Capital Inc., or one of their respective affiliates (the “forward purchasers”) with respect to 14,000,000 shares of its common stock (and expects to enter into forward sale agreements with respect to an aggregate of 2,100,000 shares if the underwriters exercise their option to purchase additional shares in full). In connection with the forward sale agreements, the forward purchasers or their affiliates are expected to borrow and sell to the underwriters an aggregate of 14,000,000 shares of the common stock that will be delivered in this offering (or an aggregate of 16,100,000 shares if the underwriters exercise their option to purchase additional shares in full). Subject to its right to elect cash or net share settlement, which right is subject to certain conditions, IRT intends to deliver, upon physical settlement of such forward sale agreements on one or more dates specified by IRT occurring no later than July 30, 2022, an aggregate of 14,000,000 shares of its common stock (or an aggregate of 16,100,000 shares if the underwriters exercise their option to purchase additional shares in full) to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price, less underwriting discounts and commissions, and will be subject to certain adjustments as provided in the forward sale agreements.

IRT will not initially receive any proceeds from the sale of shares of its common stock by the forward purchasers or their affiliates in the offering. IRT expects to use substantially all of such net proceeds, if any, it receives upon the future settlement of the forward sale agreements to repay indebtedness, including, potentially, indebtedness that it will assume upon consummation of its previously announced pending mergers with Steadfast Apartment REIT, Inc. (“STAR”), and its operating partnership subsidiary, Steadfast Apartment REIT Operating Partnership, L.P., and to use the balance of the net proceeds for general working capital, including to pay fees and expenses that it has incurred and will continue to incur in connection with the pending mergers.

A registration statement relating to the offered securities has been declared effective by the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and an accompanying prospectus. Copies of the prospectus and the prospectus supplement relating to the offering, when available, may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov or contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (888) 603-5847 or by emailing barclaysprospectus@broadridge.com, BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, New York, New York 10036, telephone: 1-800-414-3627 or by emailing bmoprospectus@bmo.com or contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 telephone: 800-831-9146 or by emailing: Prospectus@citi.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

Exhibit 99.7

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; risks related to our pending merger with STAR; the risk that we may not complete this offering in a timely fashion or at all and those risks and uncertainties associated with our business that are discussed in our SEC filings, including specifically the "Risk Factors" sections of our Form 10-K for the year ended December 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.